Exhibit 10.3

AMENDMENT AND WAIVER

This Amendment and Waiver dated as of September 18, 2013, (the “Amendment”), amends that certain Securities Purchase Agreement, dated as of February 22, 2013, (the “Purchase Agreement”), between PLC Systems Inc., a Yukon Territory corporation (the “Company”) and the Purchasers named therein (the “Purchasers”) and the Transaction Documents entered into in connection with the Purchase Agreement.  Terms used as defined terms herein and not otherwise defined shall have the meanings provided therefor in the Purchase Agreement.

WHEREAS, the undersigned Purchasers hold at least sixty percent (60%) of the outstanding “Shares” of Common Stock sold under the Purchase Agreement and by their execution of this Amendment and Waiver, are authorized pursuant to the terms of the Purchase Agreement to enter into this Amendment and to waive certain rights and amend certain terms under the Purchase Agreement;

WHEREAS, the Company wishes to engage in a private offering wherein the Company will issue to certain investors (the “New Investors”) up to $2,500,000, in the aggregate, of Common Stock and Common Stock purchase warrants (the “Initial New Investment Warrants”), along with the additional issuances of shares of Common Stock and warrants to purchase shares of Common Stock (the “Additional Investment Warrants” and collectively with the Initial New Investment Warrants, the “New Investment Warrants”) pursuant to the terms and conditions of that certain Securities Purchase Agreement dated as of the date hereof and substantially in the form attached hereto as Exhibit A (the “New Investment Agreement,”  such issuance and sale, the “New Investment”).  For the avoidance of doubt, the term “New Investment” shall be deemed to include the Palladium Warrants (as defined on Schedule 3.1(g) of the New Investment Agreement, the “Palladium Warrants”) and the Rights to Shares Letter Agreements between the Company and certain investors (the “New Rights to Shares Letter Agreements”) and securities issued or issuable pursuant to such warrants or the New Rights to Shares Letter Agreements; and

WHEREAS, the Company and the Purchasers wish to amend and waive certain terms and conditions of the Purchase Agreement pursuant to the terms hereof;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers (on behalf of the holders of all of the Common Stock and Warrants issued under the Purchase Agreement) agree to the following modifications to the Purchase Agreement as follows:

1.                                      Waiver of Variable Rate Transactions.  Solely for the purposes of enabling the consummation of the New Investment, the Company’s prohibition of effecting or entering into an agreement to effect any issuance by the Company of Common Stock or Common Stock Equivalents for cash consideration (or a combination of units thereof) involving a Variable Rate Transaction is hereby waived; provided, however, that if the Initial Closing (as defined in the New Investment Agreement) of the New Investment with gross cash proceeds of at least $1,750,000 is not consummated on or before September 18, 2013 (the “New Investment Closing Date”), the waivers made in this Section 1 shall no longer be applicable and in effect.

2.                                      Amendments.

(a)                                 Amendment to Definition of Exempt Issuance.  The definition of Exempt Issuance shall be amended to include the shares of Common Stock issuable pursuant to the New Rights to Shares Letter Agreement, the shares issuable to Mark Tauscher under certain events as described in the Amendment to Offer Letter dated August 16, 2013 as filed on Form 8-K with the Commission on August 22, 2013 and the Palladium Warrants (as defined in Schedule 3.1(g) of the New Investment Agreement).  As such, the definition of Exempt Issuance is amended by inserting the following new clauses at the end of such definition:

“(k) rights under the Rights to Shares Letter Agreements between the Company and each of certain Purchasers attached as Exhibit C hereto, as originally executed on or about September 18 2013 and securities issued or issuable upon exercise of such rights, (l)

the shares issuable to Mark Tauscher under certain events as described in the Amendment to Offer Letter dated August 16, 2013 as filed on Form 8-K with the Commission on August 22, 2013, the calculation of the number of such shares to be determined pursuant to the terms of such Amendment to Offer Letter, (m) securities issued or issuable upon exercise of the Palladium Warrants (as defined in Schedule 3.1(g) of the Securities Purchase Agreement among the Company and certain purchasers party thereto dated as of September 18, 2013), (n) securities issued pursuant to debentures that are 2011 SPA Securities as a result of the modification of the conversion price of such debentures from $0.10 to $0.08., and shares of Common Stock issued to holders of such debentures as consideration for the deferral of interest payments under such debentures.”

;provided, however, that if the Initial Closing of the New Investment with gross cash proceeds of at least $1,750,000 is not consummated on or by the New Investment Closing Date, then this Section shall no longer be applicable and the definition of Exempt Issuance shall remain unchanged and remain in full force and effect.

(b)                                 Additional Company Representations. The Company has the requisite corporate power and authority to enter into this Amendment and otherwise to carry out its obligations hereunder.  The execution and delivery of this Amendment by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith.  This Amendment has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.  The waivers, agreements and obligations of the Holders set forth herein shall be null and void in the event the New Investment with gross cash proceeds of at least $1,750,000 is not consummated by New Investment Closing Date.

(c)                                  Additional Holder Representations.   Each Purchaser acknowledges and agrees that as of the date of this Amendment and Waiver such Purchaser holds all of the Shares acquired by the Purchaser under the Purchase Agreement.

3.                                                                                      Right of Participation.

(a)                                 Timely Notice and Right to Participate.  The undersigned Purchasers hereby acknowledge that with regard to the New Investment as a Subsequent Financing, the Company is not in breach of its obligations in Section 4.12 of the Purchase Agreement, including timely delivering all required notices, and that such Purchasers have been provided the right to participate in the New Investment.

(b)                                 Waiver of Participation/Election to Participate.  Each undersigned Purchaser hereby waives all such rights of participation in the New Investment, unless such Purchaser has elected to so participate by checking the appropriate box on the signature page hereto.

(c)                                  Multi-part Initial Closing.  Each undersigned Purchaser hereby acknowledges that, pursuant to Section 2.1 of the New Investment Agreement, in addition to the issuance and sale of shares and warrants on the Initial Closing Date, the Initial Closing may be comprised of such issuances and sales following the Initial Closing Date with respect to parties who notify the Company of their election to participate in the New Investment in a timely manner but following the Initial Closing Date.

(d)                                 Counterpart to New Investment Agreement.  Each undersigned Purchaser hereby acknowledges that if it so elects to participate in the New Investment, such Purchaser shall be required to execute a counterpart signature page to the New Investment Agreement in the form attached hereto as Exhibit B, and such Purchaser will become a party to and be bound by and subject to all of the terms and conditions of the New Investment Agreement.

4.                                      Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Amendment.

5.                                      Public Disclosure.  On or before 9:30 am (New York City time) within four (4) Trading Days following the date hereof, the Company shall file a Current Report on Form 8-K, reasonably acceptable to counsel to the Purchasers disclosing the material terms of the transactions contemplated hereby and attaching this Amendment as an exhibit thereto. From and after the filing of such Current Report, the Company represents to the Holder that it shall have publicly disclosed all material, non-public information delivered to the Holder by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Amendment.

6.                                      Reference to the Purchase Agreement.  On and after the date hereof, each reference to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Purchase Agreement as amended hereby.  No reference to this Amendment need be made in any instrument or document at any time referring to the Purchase Agreement, and a reference to the Purchase Agreement in any such instrument or document shall be deemed to be a reference to the Purchase Agreement as amended hereby.

7.                                      Effect on Transaction Documents.  Except as expressly set forth above, all of the terms and conditions of the Purchase Agreement and the Transaction Documents shall continue in full force and effect after the execution of this Amendment and shall not be in any way changed, modified or superseded by the terms set forth herein.  Notwithstanding the foregoing, this Amendment shall be deemed for all purposes as an amendment to the Purchase Agreement as required to serve the purposes hereof, and in the event of any conflict between the terms and provisions of the Purchase Agreement, on the one hand, and the terms and provisions of this Amendment, on the other hand, the terms and provisions of this Amendment shall prevail.

8.                                      Amendments and Waivers. The provisions of this Amendment can be amended or waived in the manner permitted under the Purchase Agreement.

9.                                      Execution. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

10.                               No Third-Party Beneficiaries.  The holders of Securities issued pursuant to the New Investment are made third party beneficiaries of this Agreement with rights of enforcement.

11.                               Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined pursuant to the Governing Law provision of the Purchase Agreement.

12.                               Entire Agreement.  This Amendment contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Amendment and Waiver to be duly executed by their respective authorized signatories as of the date first indicated above.

PLC SYSTEMS INC.

		By:	/s/ Gregory W. Mann
Name: Gregory W. Mann
Title: Chief Financial Officer

Agreed to and Accepted:

PLC MEDICAL SYSTEMS INC.

By:	/s/ Mark R. Tauscher
Name: Mark R. Tauscher
Title: President

PLC SYSTEMAS MEDICOS INTERNACIONAIS
(DEUTSCHLAND) GMBH

By:	/s/ Gregory W. Mann
Name: Gregory W. Mann
Title: Managing Director

PURCHASER ACKNOWLEDGEMENT

The undersigned Purchaser hereby agrees to be bound by the terms of this Amendment and Waiver to Purchase Agreement.

PURCHASER

[NAME TO BE ADDED]

Signature of Authorized Signatory:

Name of Authorized Signatory:

Title of Authorized Signatory:

By checking the box below, the undersigned Purchaser elects to exercise its right to participate in the New Investment pursuant to Section 4.12 of the Purchase Agreement: ☐

The undersigned Purchaser acknowledges that by electing to participate in the New Investment, the Purchaser shall be required to execute and deliver a counterpart signature page to the New Investment Agreement to become a “Purchaser” under the New Investment Agreement, as attached hereto as Exhibit B.

Exhibit A

New Investment Agreement

Exhibit B

Counterpart Signature Page to New Investment Agreement

PURCHASER SIGNATURE PAGE TO PLC SYSTEMS INC.

SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of                       , 2013.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Address for Notice of Purchaser:

Address for Delivery of Common Stock and Warrants for Purchaser (if not same as address for notice):

Initial Closing Subscription Amount: US$

Initial Closing Shares:

Initial Closing Warrants:

Subsequent Closing Subscription Amount: US$

Subsequent Closing Shares:

Subsequent Closing Warrants:

EIN Number, if applicable, will be provided under separate cover:

Beneficial Ownership Limitation:                   %